UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2006

HAPS USA, INC.

(Exact name of registrant as specified in its charter)

Utah	000-32195	87-0319410
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5912 Bolsa Avenue, Suite 108, Huntington Beach, California 92649

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (714) 895-7772

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐        Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

On February 16, 2006, HAPS USA, Inc. (“HAPS”) entered into a Board of Directors — Retainer Agreement with Mark Buck, our sole independent director. The agreement is effective retroactively to January 1, 2006, and continues until the last date of Mr. Buck's current term as a member of HAPS’s Board of Directors. The Agreement will be automatically renewed in the event that Mr. Buck is reelected to HAPS’s Board of Directors.

Pursuant to the Agreement, Mr. Buck is paid an annual retainer of $18,000 and $500 per Board meeting attended.  The Agreement also provides that Mr. Buck shall receive an annual grant of stock options in an amount to be determined by the Board of Directors. HAPS presently does not have a stock option plan.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired.

None.

(b)                                 Pro forma financial information.

None.

(c)                                  Exhibits.

Exhibit 10.7                               Board of Directors – Retainer Agreement dated as of January 1, 2006, by and between the Registrant and Mark Buck.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAPS USA, INC.

Date: February 17, 2006	By:	/s/ Shinichi Kanemoto
Shinichi Kanemoto
Chief Executive Officer

3